Exhibit 99.1

Covetrus Announces Financial Results for Third Quarter of 2020

•Third quarter GAAP net sales of $1.13 billion, an increase of 11% year-over-year; non-GAAP organic net sales increased 12% year-over-year

•Third quarter GAAP net loss of $35 million; third quarter non-GAAP adjusted net income of $30 million, an increase of 58% year-over-year

•Third quarter non-GAAP adjusted EBITDA of $59 million, an increase of 20% year-over-year

•Ended the third quarter of 2020 with more than $650 million in available liquidity, including $355 million in cash and cash equivalents on the balance sheet

•Full year 2020 non-GAAP adjusted EBITDA guidance increased to a range of $213 million to $218 million

PORTLAND, Maine. November 10, 2020 — Covetrus, Inc. (Nasdaq: CVET), a global leader in animal-health technology and services, today announced financial results for the third quarter of 2020, which ended September 30, 2020.

“Around the globe, the Covetrus team continues to rise to the challenge and, despite the adversity created by COVID-19, we successfully executed and delivered strong results during the third quarter. It is clear that our focused approach, commitment to our team and our customers, and our investment in service and innovation have served us well and enabled us to win new business and drive greater alignment with our partners. We are making strategic investments to support our momentum and are confident in our ability to drive growth in 2021 and beyond,” said Ben Wolin, Covetrus president and chief executive officer. “Our foundation is solid, our industry is growing, our differentiation in the market is evident, and our outlook is bright.”

Exhibit 99.1

Summary Operating Results (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2020	2019	2020	2019
Net sales	$1,126	$1,018	$3,217	$2,968
Income (loss) before taxes	$(32)	$(969)	$(8)	$(992)
Net income (loss) attributable to Covetrus	$(35)	$(959)	$(15)	$(982)
Diluted earnings (loss) per share (EPS)	$(0.33)	$(8.56)	$(0.18)	$(9.26)

Non-GAAP Measures: (a)				Pro Forma
Net sales	$1,126	$1,018	$3,217	$2,992
Organic net sales growth	12%		9%
Adjusted EBITDA	$59	$49	$170	$151
Adjusted net income	$30	$19	$80	$60
(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

Third Quarter 2020 Results

Net sales for the third quarter of 2020 were $1.13 billion, an increase of 11% compared to the third quarter of 2019. Non-GAAP organic net sales, which adjusts for changes in foreign exchange and the impact from mergers and acquisitions and divestiture activity, increased 12% year-over-year, reflecting companion animal end-market growth that returned to pre-COVID-19 levels across many of the Company's major geographies, improving sales execution and market position in a number of the Company's key markets, and the continued positive trajectory of the Company's prescription management business.
Net loss attributable to Covetrus in the third quarter of 2020 was $35 million, or a loss of $0.33 per diluted share, which compared to a net loss attributable to Covetrus in the third quarter of 2019 of $959 million, or a loss of $8.56 per diluted share. The primary driver of the year-over-year improvement was the $939 million goodwill impairment charge recorded in the prior year period.

Non-GAAP adjusted EBITDA was $59 million for the third quarter of 2020 versus $49 million in the prior year period. The 20% year-over-year increase was broad-based and reflected increased contribution from all of the Company's segments, which offset increased costs related to various corporate functions and the lost contribution from scil animal care business, which was divested on April 1, 2020.

Non-GAAP adjusted net income was $30 million for the third quarter of 2020, compared to $19 million in the prior year period, driven by the same factors impacting non-GAAP adjusted EBITDA.

Nine-Month 2020 Results

Net sales for the first nine months of 2020 were $3.22 billion, an increase of 8% compared to the first nine months of 2019. Non-GAAP pro forma organic net sales increased 9% year-over-year, driven by strong net sales growth in the Company's prescription management business and positive supply chain net sales across all of the Company's geographic segments, reflecting improved sales execution and the growth of the Company's end-market.

Net loss attributable to Covetrus for the first nine months of 2020 was $15 million, or a loss of $0.18 per diluted share, which compared to net loss attributable to Covetrus for the first nine months of 2019 of

Exhibit 99.1

$982 million, or a loss of $9.26 per diluted share. The primary driver of the year-over-year improvement was the $939 million goodwill impairment charge recorded in the prior year period and a $70 million after-tax gain on the sale of scil animal care during the second quarter of 2020.

Non-GAAP adjusted EBITDA was $170 million for the first nine months of 2020 versus $151 million in the prior year period on a pro forma basis. The primary driver of the 13% year-over-year increase was increased contribution from the Company's prescription management business and cost containment measures in response to COVID-19, which offset the year-over-year impact of increased costs related to various corporate functions.

Non-GAAP adjusted net income was $80 million for the first nine months of 2020, compared to $60 million in the prior year on a pro forma basis, driven primarily by the same factors impacting non-GAAP adjusted EBITDA.

Third Quarter 2020 Segment Financial Highlights

The Company’s operations are organized and reported by geography -- North America, Europe, and APAC & Emerging Markets.

North America

North America segment net sales for the third quarter ended September 30, 2020 of $618 million increased 14% compared to the same period of the prior year. Non-GAAP organic net sales increased 14% year-over-year. During the third quarter of 2020, supply chain non-GAAP organic net sales increased approximately 10% year-over-year, driven by healthy end-market demand and the Company's improved market position. Prescription management net sales increased 43% year-over-year, benefiting from the Company's customer and client engagement strategies implemented earlier this year.

North America segment adjusted EBITDA for the third quarter ended September 30, 2020 of $45 million increased 15% compared to the same period of the prior year, reflecting the growth and improved profitability in the Company's prescription management business as well as positive operating leverage resulting from healthy net sales growth in the rest of the Company's businesses in North America, including in the Company's supply chain business, during the third quarter as compared to prior year.
Europe

Europe segment net sales for the third quarter ended September 30, 2020 of $403 million increased 5% compared to the same period of the prior year. Non-GAAP pro forma organic net sales increased 8% compared to the same period of the prior year, reflecting strong sales execution and a recovery in end-market conditions in many of the Company's European markets following the COVID-19-related disruption experienced during the second quarter of 2020.

Europe segment adjusted EBITDA for the third quarter ended September 30, 2020 of $19 million increased 27% compared to the same period of the prior year, reflecting strong operating leverage gained from the positive net sales performance and continued cost containment measures, which offset the lost contribution from scil animal care business, which was divested on April 1, 2020.

Exhibit 99.1

APAC & Emerging Markets

APAC & Emerging Markets segment net sales for the third quarter ended September 30, 2020 of $108 million increased by 15% compared to the same period of the prior year. Non-GAAP pro forma organic net sales increased 16% compared to the same period of the prior year, reflecting continued market share gains and the benefit from the COVID-19 end-market recovery experienced during the third quarter.

APAC & Emerging Markets segment adjusted EBITDA for the third quarter ended September 30, 2020 of $8 million increased 60% compared to the same period of the prior year, driven by strong operating leverage from the positive net sales growth as well as continued cost discipline.

Financial Position and Liquidity

Covetrus generated $11 million of net cash from operating activities during the nine months ended September 30, 2020 as compared to $34 million during the prior year period. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property and equipment, was negative $29 million during the nine months ended September 30, 2020 as compared to $4 million in the prior year period. The year-over-year decline reflects changes in working capital partially driven by the Company's response to COVID-19 and a $10 million increase in capital expenditures tied to pharmacy capacity expansion projects currently underway.

At quarter-end, the Company had $355 million in cash and cash equivalents, $1.14 billion in term loan debt, and no borrowings outstanding on its $300 million revolving credit facility. The Company ended the quarter with more than $650 million in available liquidity and was in compliance with the covenants in its credit agreement as of September 30, 2020.

Updated 2020 Financial Guidance

Covetrus’ updated fiscal year 2020 financial guidance range is as follows, which assume no material incremental supply chain disruption or widespread economic impact related to COVID-19:

•Non-GAAP adjusted EBITDA in the range of $213 million to $218 million; this is an increase from the Company's prior guidance range of $200 million to $210 million.

The Company has not reconciled its non-GAAP adjusted EBITDA guidance to GAAP net income attributable to Covetrus because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, separation program costs, strategic consulting costs, and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. The impact of these adjusting items could be significant to the Company’s GAAP results. For more information regarding the non-GAAP financial measures discussed in this release, please see the section titled Reconciliation of Non-GAAP Financial Measures for the reconciliations of GAAP financial measures to non-GAAP financial measures.

Conference Call

The Company will host a conference call to discuss these results and recent business trends at 4:30 p.m. ET on November 10, 2020. Participating in the conference call will be:

Exhibit 99.1

•Benjamin Wolin, president and chief executive officer
•Matthew Foulston, executive vice president and chief financial officer

To access the live webcast and the accompanying slide presentation, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 4668669. A replay of the conference call will be available for two weeks through November 24, 2020 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 4668669.

Upcoming Investor Events

Covetrus management will be attending the following investor conference during November:

•Credit Suisse 29th Annual Virtual Healthcare Conference on November 11, 2020

Audio webcasts will be available live and archived on the Company’s Investor Relations website at https://ir.covetrus.com/investors/events-and-presentations. A complete listing of upcoming events for the investment community is available on the Company’s Investor Relations website.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should," or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto, including our ability to continue operations at our distribution centers and pharmacies; the ability to drive growth; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense and debt; risks associated

Exhibit 99.1

with sufficiency of cash and access to liquidity; cybersecurity risks including risk associated with our dependence on third party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 3, 2020, our Quarterly Report on Form 10-Q to be filed with the SEC on November 10, 2020, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$355	$130
Accounts receivable, net of allowance of $6 and $8	498	426
Inventories, net	521	636
Other receivables	81	67
Prepaid expenses and other	45	30
Assets held for sale	—	51
Total current assets	1,500	1,340
Non-current assets:
Property and equipment, net of accumulated depreciation of $101 and $84	108	93
Operating lease right-of-use assets, net	118	84
Goodwill	1,154	1,154
Other intangibles, net	541	643
Investments and other	89	47
Total assets	$3,510	$3,361
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$416	$520
Current maturities of long-term debt and other borrowings	46	62
Accrued payroll and related liabilities	73	44
Accrued taxes	41	18
Other current liabilities	155	164
Liabilities held for sale	—	21
Total current liabilities	731	829
Non-current liabilities:
Long-term debt and other borrowings, net	1,082	1,125
Deferred taxes	39	47
Other liabilities	139	94
Total liabilities	1,991	2,095
Commitments and contingencies
Mezzanine equity:
Redeemable non-controlling interests	15	10
Redeemable Series A convertible preferred stock, $0.01 par value per share, $1,000 per share liquidation preference, 250,000 shares authorized, and 90,632 outstanding as of September 30, 2020	88	—
Shareholders' equity:
Common stock, $0.01 par value per share, 675,000,000 shares authorized; 127,363,432 shares issued and outstanding as of September 30, 2020; 111,620,507 shares issued and outstanding as of December 31, 2019	1	1
Accumulated other comprehensive loss	(91)	(86)
Additional paid-in capital	2,567	2,381
Accumulated deficit	(1,061)	(1,040)
Total shareholders’ equity	1,416	1,256
Total liabilities, mezzanine equity, and shareholders’ equity	$3,510	$3,361

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$1,126	$1,018	$3,217	$2,968
Cost of sales	929	827	2,625	2,407
Gross profit	197	191	592	561
Operating expenses:
Selling, general and administrative	224	210	642	594
Goodwill impairment	—	939	—	939
Operating loss	(27)	(958)	(50)	(972)
Other income (expense):
Interest income	—	1	1	4
Interest expense	(10)	(16)	(38)	(42)
Other, net	5	4	79	18
Income (loss) before taxes and equity in earnings of affiliates	(32)	(969)	(8)	(992)
Income tax benefit (expense)	(3)	7	(6)	7
Net income (loss)	$(35)	$(962)	$(14)	$(985)
Net (income) loss attributable to redeemable non-controlling interests	—	3	(1)	3
Net income (loss) attributable to Covetrus	$(35)	$(959)	$(15)	$(982)

Earnings (loss) per share attributable to Covetrus:
Basic	$(0.33)	$(8.56)	$(0.18)	$(9.26)
Diluted	$(0.33)	$(8.56)	$(0.18)	$(9.26)
Weighted-average common shares outstanding:
Basic	116	112	113	106
Diluted	116	112	113	106

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(14)	$(985)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	124	113
Amortization of right-of-use assets	18	16
Goodwill impairment	—	939
Operating lease right-of-use asset impairment	8	—
Gain on divestiture of a business	(72)	—
Share-based compensation expense	30	35
Benefit for deferred income taxes	(7)	(19)
Amortization of debt issuance costs	4	—
Loss on managed exit of a business	8	—
Other	1	(2)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(77)	(25)
Inventories, net	99	(23)
Other assets and liabilities	(42)	(36)
Accounts payable and accrued expenses	(69)	21
Net cash provided by operating activities	11	34
Cash flows from investing activities:
Purchases of property and equipment	(40)	(30)
Payments related to equity investments and business acquisitions, net of cash acquired	(13)	(26)
Proceeds from divestiture of a business, net	104	—
Proceeds from sale of property and equipment	4	—
Net cash provided by (used for) investing activities	55	(56)
Cash flows from financing activities:
Proceeds from revolving credit facility	190	—
Repayment of revolving credit facility	(190)	—
Proceeds from issuance of debt	—	1,220
Principal payments of debt	(62)	(43)
Debt issuance and amendment costs	(5)	(24)
Issuance of common shares in connection with share-based compensation plans	6	3
Dividend paid to Former Parent	—	(1,174)
Net transfers from Former Parent	—	165
Proceeds from issuance of Series A preferred stock	250	—
Series A preferred stock issuance costs	(6)	—
Series A preferred stock dividend	(6)	—
Acquisition payment	(17)	(9)
Acquisitions of non-controlling interests in subsidiaries	—	(74)
Net cash provided by financing activities	160	64
Effect of exchange rate changes on cash and cash equivalents	(1)	3
Net change in cash and cash equivalents	225	45
Cash and cash equivalents, beginning of period	130	23
Cash and cash equivalents, end of period	$355	$68

Exhibit 99.1

COVETRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) (Continued)
	Nine Months Ended September 30,
	2020	2019
Supplemental disclosure of cash paid for:
Interest	$32	$35
Income taxes	$17	$16
Amounts included in the measurement of operating lease liabilities	$20	$18
Supplemental disclosures of non-cash investing and financing activities:
Conversion of Series A preferred stock	$156	$—
Right-of-use assets obtained in exchange for new operating lease liabilities	$60	$91
Deconsolidation of a subsidiary	$15	$—

Exhibit 99.1

Segment Adjusted EBITDA

The Company provides adjusted EBITDA by segment as a supplemental measure to GAAP. Adjusted EBITDA by segment is not a pro forma metric and in 2019 reflects the operations of Vets First Choice only for the period from February 8, 2019 to September 30, 2019. Adjusted EBITDA by segment is among the primary metrics by which management evaluates the performance of the business. Adjusted EBITDA by segment has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations, including the impact of share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, and other items, net. The Company does not allocate to its segments expenses managed at the corporate level, such as corporate wages and related benefits, corporate occupancy costs, professional services utilized at the corporate level, and non-recurring expenses. Other companies may not define or calculate adjusted EBITDA by segment in the same way.

The following tables summarize adjusted EBITDA by segment:

	Three Months Ended
(In millions)	September 30, 2020	September 30, 2019	$ Change	% Change
North America	$45	$39	$6	15%
Europe	19	15	4	27
APAC & Emerging Markets	8	5	3	60
Corporate	(13)	(10)	(3)	NA
Total Adjusted EBITDA	$59	$49	$10	20%

	Nine Months Ended
(In millions)	September 30, 2020	September 30, 2019	$ Change	% Change
North America	$141	$117	$24	21%
Europe	53	50	3	6
APAC & Emerging Markets	20	13	7	54
Corporate	(44)	(27)	(17)	NA
Total Adjusted EBITDA	$170	$153	$17	11%

Reconciliation of Non-GAAP Financial Measures

In addition to the financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company is providing certain non-GAAP financial measures (discussed below). Management uses these measures in the management of our business and believes that they are useful to investors in evaluating our ongoing operating results and trends.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures, including pro forma adjustments to reflect the timing of the acquisition of Vets First Choice in the first quarter of 2019, provide useful additional information to investors regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt, and are considered important to financial analysts covering Covetrus’ industry.

Exhibit 99.1

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Net Sales and Segment Net Sales (Unaudited)

Covetrus delivers products, software and technology-enabled services across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. The Company believes this non-GAAP financial metric provides useful information about its operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons. Organic net sales growth excludes the impact of foreign exchange fluctuations, M&A and divestitures, which can impact year-over-year comparisons. Additionally, the Company has provided certain pro forma information to reflect the timing of the Vets First Choice acquisition in the first quarter of 2019.

The following tables summarize non-GAAP net sales and non-GAAP organic net sales growth for Covetrus and each reportable segment:

Net Sales and Non-GAAP Pro Forma Net Sales (Unaudited)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
(In millions)	Covetrus	Covetrus
Net sales:	$1,126	$1,018
North America	618	543
Europe	403	384
APAC & Emerging Markets	108	94
Eliminations	(3)	(3)

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
(In millions)	Covetrus	Historical Animal Health	Historical Vets First Choice (a)	Non-GAAP Pro Forma Combined
Net sales:	$3,217	$2,968	$24	$2,992
North America	1,771	1,592	24	1,616
Europe	1,166	1,114	—	1,114
APAC & Emerging Markets	288	270	—	270
Eliminations	(8)	(8)	—	(8)

(a) Historical Vets First Choice - 2019 - from January 1, 2019 to February 7, 2019

Exhibit 99.1

Non-GAAP Organic Net Sales and Organic Pro Forma Net Sales Growth (Unaudited)

	Three Months Ended September 30,
	2020	2019
(In millions)	Covetrus	Covetrus	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$1,126	$1,018	11%	1%	—%	(3)%	12%
North America	618	543	14%	—%	—%	(1)%	14%
Europe	403	384	5%	4%	—%	(7)%	8%
APAC & Emerging Markets	108	94	15%	(2)%	1%	—%	16%
Eliminations	(3)	(3)

	Nine Months Ended September 30,
	2020	2019
(In millions)	Covetrus	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$3,217	$2,992	8%	(1)%	1%	(2)%	9%
North America	1,771	1,616	10%	—%	—%	—%	10%
Europe	1,166	1,114	5%	(1)%	4%	(4)%	6%
APAC & Emerging Markets	288	270	7%	(7)%	1%	—%	14%
Eliminations	(8)	(8)

Exhibit 99.1

Non-GAAP EBITDA, Pro Forma EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income (Unaudited)

EBITDA, adjusted EBITDA, pro forma EBITDA, pro forma adjusted EBITDA, adjusted net income, and pro forma adjusted net income are non-GAAP financial measures used to: (i) aid management and investors with year-over-year comparability, (ii) determine management performance under the Company's compensation plans, (iii) plan and forecast, (iv) communicate the Company's financial performance to its board of directors, shareholders, and investment analysts, and (v) understand the Company's operating performance without regard to items we do not consider a component of the Company's core ongoing operating performance. Such measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Non-GAAP adjusted EBITDA adjustments include share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, and other items, net.

A reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income (loss) attributable to Covetrus, the most directly comparable GAAP financial measure, is as follows:

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
	Three Months Ended
(In Millions)	September 30, 2020	September 30, 2019
Net income (loss) attributable to Covetrus	$(35)	$(959)
Plus: Depreciation and amortization	41	41
Plus: Interest expense, net	10	16
Plus: Income tax (benefit) expense	3	(7)
EBITDA	19	(909)
Plus: Share-based compensation	11	10
Plus: Strategic consulting	3	—
Plus: Transaction costs (a)	1	—
Plus: Separation programs and executive severance	2	1
Plus: IT infrastructure	1	2
Plus: Formation of Covetrus (b)	4	13
Plus: Equity method investment and non-consolidated affiliates (c)	1	—
Plus: Operating lease right-of-use asset impairment	8	—
Plus: France managed exit (d)	8	—
Plus: Goodwill impairment	—	939
Less: Minority interest in goodwill impairment	—	(3)
Plus: Other items, net	1	(4)
Adjusted EBITDA	59	49
Depreciation and amortization	(41)	(41)
Amortization of acquired intangibles	34	34
Interest expense, net	(10)	(16)
Adjusted income before taxes	42	26
Adjusted income tax expense	(12)	(7)
Adjusted net income attributable to Covetrus	$30	$19

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures.
(b) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(c) Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%.
(d) Includes $7 million of severance and $1 million of other costs.

Exhibit 99.1

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
(In Millions)	Nine Months Ended September 30, 2020
Net income (loss) attributable to Covetrus	$(15)
Plus: Depreciation and amortization	124
Plus: Interest expense, net	37
Plus: Income tax (benefit) expense	6
EBITDA	152
Plus: Share-based compensation	30
Plus: Strategic consulting	13
Plus: Transaction costs (a)	8
Plus: Separation programs and executive severance	4
Plus: IT infrastructure	3
Plus: Formation of Covetrus (b)	17
Plus: Capital structure	2
Plus: Equity method investment and non-consolidated affiliates (c)	1
Plus: Operating lease right-of-use asset impairment	8
Plus: France managed exit (d)	8
Plus: Other items, net (e)	(76)
Adjusted EBITDA	170
Depreciation and amortization	(124)
Amortization of acquired intangibles	101
Interest expense, net	(37)
Adjusted income before taxes	110
Adjusted income tax expense	(30)
Adjusted net income attributable to Covetrus	$80

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures.
(b) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(c) Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%.
(d) Includes $7 million of severance and $1 million of other costs.
(e) Includes a pre-tax gain of $72 million from the sale of scil and a $1 million foreign exchange adjustment on the deconsolidation of SAHS.

Exhibit 99.1

Non-GAAP Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
	Nine Months Ended September 30, 2019
(In Millions)	Covetrus	Vets First Choice (Jan. 1 to Feb. 7)	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net loss attributable to Covetrus	$(982)	$(9)	$(5)	$(4)	$(1,000)
Plus: Depreciation and amortization	113	2	—	9	124
Plus: Interest expense, net	41	1	6	—	48
Plus: Income tax (benefit) expense	(7)	—	(1)	(2)	(10)
EBITDA	(835)	(6)	—	3	(838)
Plus: Share-based compensation	35	—	—	3	38
Plus: Transaction costs	—	6	—	(6)	—
Plus: Formation of Covetrus (a)	26	—	—	—	26
Plus: Separation programs and executive severance	1	—	—	—	1
Plus: Carve-out operating expense	5	—	—	—	5
Plus: IT infrastructure	4	—	—	—	4
Plus: Goodwill impairment	939				939
Less: Minority interest in goodwill impairment	(3)				(3)
Less: Other items, net	(19)	(2)	—	—	(21)
Adjusted EBITDA	153	(2)	—	—	151
Depreciation and amortization					(124)
Amortization of acquired intangibles					102
Interest expense, net					(48)
Adjusted income before taxes					81
Adjusted income tax expense					(21)
Pro Forma adjusted net income attributable to Covetrus					$60

(a) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
Numbers in table may not foot or cross-foot due to rounding.

Non-GAAP Free Cash Flow (Unaudited)

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the Company produces through its operations, less the cost of expenditures on property and equipment. The Company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Free Cash Flow (Unaudited)
	Nine Months Ended September 30,
(In millions)	2020	2019
Net cash provided by operating activities	$11	$34
Less: Purchases of property and equipment	(40)	(30)
Free cash flow	$(29)	$4

Exhibit 99.1

Contacts
Nicholas Jansen | Strategy and Corporate Development
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com